SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                    ___________________


                                         Form 8-K




                                      CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15(d) OF
                            THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):  July 24,
1997

                                  3D SYSTEMS CORPORATION
                    (Exact Name of Registrant as Specified in Charter)



Delaware                            0-22250                    95-4431352
(State of Other                    (Commission                (IRS Employer
Jurisdiction of                    File Number)            Identification
No.)
Incorporation)


                                    26081 Avenue Hall
                                Valencia, California 91355
                         (Address of Principal Executive Offices)



                                      (805) 295-5600
                              (Registrant's Telephone Number)

ITEM 5.  OTHER EVENTS
         ------------

Reference is made to the press release of Registrant, issued on July 24, 1997, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 1997                       3D SYSTEMS CORPORATION


                                    By /s/ Edward C. Ferrier
                                      ------------------------
                                          Edward C. Ferrier
                                          Controller and Acting Chief
                                          Financial Officer

                                       EXHIBIT INDEX



EXHIBITS                                                   PAGE NUMBER
--------                                                   -----------


99.1              Press Release dated July 24, 1997.             5

                                       NEWS RELEASE
                                      ------------

CONTACT:                                       FOR IMMEDIATE RELEASE
Mary E. Woods
Investor Relations
805/295.5600 Ext. 2508


                             3D SYSTEMS CORPORATION ANNOUNCES
                             RECORD REVENUE IN SECOND QUARTER


      VALENCIA, CALIF., July 24, 1997--3D Systems Corporation (Nasdaq - NNM:TDSC) today reported record second quarter revenues of $21.8 million, up 18 percent from last year's $18.6 million.
      As anticipated, the company posted a net loss in the second quarter of $279,681, or two cents a share, compared with net income of $801,068, or seven cents a share, a year ago. Second quarter results were impacted by a previously announced $500,000 non-recurring expense relating to severance benefits.
      For the six months ended June 30, net income was $107,865, or one cent a share, compared with $1.9 million, or 16 cents a share, in the prior year. Revenues climbed 15 percent to $43.3 million from $37.7 million a year ago.
      Arthur B. Sims, chairman and chief executive officer, stated that the second quarter results were affected by continued softness in U.S. sales, effects of foreign currency adjustments, as well as the non-recurring severance expense.
                                       (more)

Page 2: 3D Systems Reports Record 2nd Quarter Revenue

      The company achieved strong performance internationally, he said, both in Europe and the Asia Pacific regions. "European sales were robust, up 27 percent over last year's second quarter. Asia Pacific sales in the quarter increased four-fold from the first quarter and in the first half increased 150 percent compared to last year's first half."
      On July 9 the Company announced that it signed a definitive agreement to acquire from Carl Zeiss Jena GmbH, a majority interest in EOS GmbH, a major European supplier of rapid prototyping systems that reported sales of approximately $20 million in fiscal 1996. Terms were not disclosed and 3D's acquisition of Zeiss' 75.1 percent stake is subject to certain conditions, including the expiration on or about August 11 of the minority investor's preemptive right to acquire the majority interest.
      "Our prospective acquisition of EOS offers potentially significant operating synergy with our existing European operations and adds a complementary technology, laser sintering, to our SLA and multi-jet modeling technologies," Sims said.
      3D Systems Corporation develops, manufactures and markets solid-imaging systems. In manufacturing, 3D's products fabricate solid objects using input from CAD/CAM systems, substantially reducing the time and cost of bringing new products to market. Major applications include rapid prototyping and tooling for products in a variety of manufacturing industries worldwide, including automotive, aerospace, medical computer, electronic and consumer products.
                                  (more)

Page 3: 3D Systems Reports 2nd Quarter Revenue

      Except for the historical information contained in this news release, the matters discussed are forward-looking statements that involve uncertainties such as the timely development and acceptance of new products, the impact of competitive products and pricing, industry-wide economic conditions, the management of growth and other risks detailed from time to time in the company's SEC reports, including Form 10-K for the year ended December 31, 1996.

                                           # # #

For investor information and faxed financials or press releases on demand, please call our shareholder communications service at 800/757.1799.

                                  3D SYSTEMS CORPORATION
                           Consolidated Statements of Operations
                                        (Unaudited)

                                                         Three Month Periods Ended              Six Month Periods Ended
                                                         -------------------------              -----------------------

                                                       June 28, 1996    June 27, 1997        June 28, 1996     June 27, 1997
                                                       -------------    -------------        -------------     -------------
Sales:
 Products                                              $  11,923,002    $  14,111,466        $  25,599,885     $  27,709,322
 Services                                                  6,632,346        7,691,979           12,122,027        15,552,935
                                                        -------------    -------------        -------------     -------------



  Total sales                                             18,555,348        21,803,445          37,721,912        43,262,257
                                                        -------------    -------------        -------------     -------------

Cost of sales:
 Products                                                  5,419,266         7,711,852           11,583,47        14,999,244
 Services                                                  4,177,202         5,636,094           7,667,791        11,138,683
                                                        -------------    -------------        -------------     -------------

  Total cost of sales                                      9,596,468        13,347,946          19,251,262        26,137,927
                                                        -------------    -------------        -------------     -------------

Gross profit                                               8,958,880         8,455,499          18,470,650        17,124,330
                                                        -------------    -------------        -------------     -------------

Operating expenses:
 Selling, general and administrative                       6,225,735         7,170,603          12,427,754        13,561,294
 Research and development                                  1,825,757         2,011,893           3,651,507         3,941,727
                                                        -------------    -------------        -------------     -------------

  Total operating expenses                                 8,051,492         9,182,496          16,079,261        17,503,021
                                                        -------------    -------------        -------------     -------------

Income (loss) from operations                                907,388         (726,997)           2,391,389          (378,691)

Interest income                                              376,777           334,622             832,294           685,670
Interest expense                                              (5,158)         (68,420)             (11,498)         (127,203)
                                                        -------------    -------------        -------------     -------------
Income (loss) before
  provision for income taxes                               1,279,007         (460,795)           3,212,185           179,776

Provision for income taxes (benefit)                        (477,939)        (181,114)          (1,289,874)           71,911
                                                        -------------    -------------        -------------     -------------

Net income (loss)                                       $    801,068     $   (279,681)        $  1,922,311       $   107,865
                                                        =============    =============        =============     =============

Net income (loss) per share                             $        .07     $       (.02)        $        .16      $        .01
                                                        =============    =============        =============     =============
Weighted average number of common and
 common equivalent shares outstanding
 during the period                                         11,814,114       11,376,199           11,795,599        11,643,948

                                                        =============    =============        =============     =============

                                           3D SYSTEMS CORPORATION
                                         Consolidated Balance Sheets

                                                                                                 (Unaudited)
           ASSETS                                                  December 31, 1996          June 27, 1997
                                                                  ------------------         --------------
Current assets:
 Cash and cash equivalents                                          $   24,356,441          $   18,630,098
 Restricted cash                                                           722,000                 632,000
 Short-term investments                                                  3,759,492                     ---
 Accounts receivable, less allowances for
  doubtful accounts of $379,583 (1996) and
  $275,232 (1997)                                                       19,601,383              21,234,194
 Current portion of lease receivables                                      987,362               2,019,335
 Inventories                                                            12,309,588              15,684,449
 Deferred tax assets                                                     2,958,227               2,569,282
 Prepaid expenses and other current assets                               2,332,337               2,710,539
                                                                     -------------           -------------
    Total current assets                                                67,026,830              63,479,897

Property and equipment, net                                             14,452,504              17,364,914
Licenses and patent costs, net                                           3,660,568               3,695,647
Deferred tax assets                                                      1,821,000               1,821,000
Lease receivables, less current portion                                  3,773,573               6,360,431
Other assets                                                             1,504,382               1,243,776
                                                                       -----------             -----------

                                                                       $92,238,857             $93,965,665

                                                                       ===========             ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                      $ 3,805,930             $ 5,719,077
 Accrued liabilities                                                     6,890,343               6,690,884
 Current portion of long-term debt                                         100,000                 100,000
 Customer deposits                                                         894,111                 945,867
 Deferred revenues                                                       5,572,892               6,891,816
                                                                     -------------           -------------
  Total current liabilities                                             17,263,276              20,347,644

Other liabilities                                                        1,472,991               1,421,918
Long-term debt, less current portion                                     4,800,000               4,745,000
                                                                     -------------           -------------
                                                                        23,536,267              26,514,562
                                                                     -------------           -------------
Stockholders' equity:
 Preferred stock, $.001 par value. Authorized 5,000,000
  shares; none issued
 Common stock, $.001 par value. Authorized 25,000,000
  shares; issued and outstanding 11,358,892 (1996)
  and 11,398,357 (1997)                                                     11,359                  11,398
 Capital in excess of par value                                         72,527,768              72,727,613
 Retained earnings (deficit)                                           (4,308,471)             (4,200,606)
 Cumulative translation adjustment                                         471,934               (922,364)
 Treasury stock, at cost, 25,000 shares                                       ---                (164,938)
                                                                    --------------          --------------
   Total stockholders' equity                                           68,702,590              67,451,103
                                                                    --------------          --------------
                                                                    $   92,238,857           $  93,965,665
                                                                    ==============          ==============